EXHIBIT  9.10

                              SHAREHOLDER AGREEMENT


          THIS SHAREHOLDER AGREEMENT (this "Shareholder Agreement"), is made as of this ____ day of April, 1998, by and among Palomar Savings & Loan Association, a California state chartered savings and loan association ("Palomar") and the shareholder of Community West Bancshares, a California corporation ("Community West") whose name is set forth under "Shareholder" on the signature page hereof (the "Shareholder"). Palomar is contemporaneously herewith entering into agreements with other shareholders of Community West, which agreements are identical in all respects hereto, except as to (a) the number of shares of Community West's common stock, no par value (the "Community West Stock") owned by such other shareholders, and (b) the name and address of the other shareholders. The Shareholder and such other persons shall hereinafter be referred to as to the Shareholders and this Agreement and such other agreements as "Shareholder Agreements." This Shareholder Agreement is made with reference to the following:

                                    RECITALS
                                    --------

     WHEREAS, that certain Agreement and Plan of Reorganization (the "Agreement"), dated as of April __, 1998, entered into by and among Community West and Palomar, provides for the acquisition by Community West of one hundred percent (100%) of the Palomar Common Stock, through the merger (the "Merger") of Palomar with a merger corporation which shall be a wholly-owned subsidiary of Community West ("CWB Merger Corp"); and

     WHEREAS, as a condition precedent to the obligations of Community West and Palomar under the Agreement, the Shareholder and all the Shareholders shall have entered into Shareholder Agreements concurrent with the execution of the Agreement in accordance with the terms, conditions, and provisions thereof;

     NOW, THEREFORE, in order to effectuate the transactions set forth above and in consideration of the mutual covenants, conditions, agreements, representations and warranties contained herein and in the Agreement, and intending to be legally bound, the parties hereto agree as follows:


                                    AGREEMENT
                                    ---------

                                    ARTICLE I

                            COVENANTS OF SHAREHOLDER
                            ------------------------

     1.1     VOTE  OF SHAREHOLDERS.  At the meeting of shareholders of Community
             ----------------------
West referred to in Section 7.1 of the Agreement (the "Meeting"), the Shareholder shall vote or cause to be voted the shares of Community West Stock indicated as owned or controlled by such Shareholder on Schedule I attached hereto, and any other shares of Community West Stock now owned or hereafter acquired or controlled by such Shareholder, in favor of, and to approve the principal terms of, the Merger and any other matter contemplated by the Agreement which requires the approval of the shareholders of Community West.

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     1.2     OTHER  CONTRACTS.  From  and  after  the  date  of this Shareholder
             -----------------
Agreement, the Shareholder shall not enter into or become subject to any agreement or commitment which would restrict or in any way impair the obligation of the Shareholder to comply with all the terms of this Shareholder Agreement, including, without limitation, any other agreement to sell, transfer or otherwise dispose of the Shareholder shares of Community West Stock.

     1.3     UPDATING  INFORMATION.  In  the  event  that  the Shareholder shall
             ----------------------
discover that any representation or warranty made herein by him/her was false or misleading in any material respect when made or that any event has occurred such that any representation or warranty of the Shareholder made herein would, if made at and as of the time of the occurrence of such event, or thereafter, be incorrect in any material respect, the Shareholder shall deliver to Palomar a statement specifying that it is delivered pursuant to this Section 1.3 and stating in reasonable detail the facts with respect thereto. Delivery of any such statement shall not limit any rights which Palomar may otherwise have under this Shareholder Agreement.

     1.4     AGREEMENT  TO  RECOMMEND.     The Shareholder agrees that, upon the
             -------------------------
execution of this Shareholder Agreement, he/she shall at all times use his/her best efforts in order to obtain the approval of the shareholders of Community West of the principal terms of the Merger and any other matter contemplated by the Agreement which requires approval of the shareholders of Community West and shall recommend the approval of such matters by the shareholders of Community West at the Meeting.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                                 OF SHAREHOLDER
                                 --------------

     2.1     REPRESENTATIONS  AND  WARRANTIES  OF  DIRECTOR.  The  Shareholder
             ----------------------------------------------
represents  and  warrants  to,  and  agrees  with,  Palomar  as  follows:

          (a)     CAPACITY.  The Shareholder has all requisite capacity to enter
                  --------
into and to perform the Shareholder's obligations under this Shareholder Agreement.

          (b)     AGREEMENT.  The  Shareholder  has  received  a  copy  of  the
                  ---------
Agreement and has had the opportunity to review and to consider the terms and conditions contained in this Shareholder Agreement and in the Agreement and to confer with his or her counsel concerning said terms and conditions.

          (c)     BINDING  AGREEMENT.  This  Shareholder Agreement has been duly
                  ------------------
executed and delivered by such Shareholder and constitutes a valid and legally binding agreement of such Shareholder.

          (d)     OWNERSHIP  OF  SHARES,  ETC.  Schedule I hereto correctly sets
                  ---------------------------
forth the number of shares of Community West Stock owned by the Shareholder or with respect to which such Shareholder has sole or shared voting power, and the Shareholder has good and marketable title to all such shares of Community West
Stock free and clear of any liens, security interests, charges or other encumbrances of any kind or nature except as set forth on Schedule I.

          (e)     RELATIONSHIP  WITH  COMMUNITY  WEST.  The  Shareholder  is  a
                  -----------------------------------
director  or  executive  officer  of  Community  West.

          (f)     NON-CONTRAVENTION.  The  execution  and  delivery  of  this
                  -----------------
Agreement by the Shareholder does not, and the performance by the Shareholder of the Shareholder's obligations hereunder and the consummation by the Shareholder of the transactions contemplated hereby will not, violate or conflict with or constitute a default under any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the Shareholder is a party or by which the Shareholder is bound, or any statute, rule or regulation to which the Shareholder or any of the Shareholder's property is subject.

                                   ARTICLE III

                             DISCLOSURE AND TRADING
                             ----------------------

     The Shareholder hereby covenants and agrees that upon receipt of the disclosure of a Strategic Transaction Proposal or a Community West Acquisition Transaction (as those terms are defined in the Agreement), Shareholder shall maintain the confidentiality of all non-public information regarding the Strategic Transaction Proposal or the Community West Acquisition Transaction to the same extent required by the parties to any such transaction under the terms of any confidentiality agreement to which those parties are bound and to refrain from trading in securities of Community West, Palomar, any subsidiary thereof or any other party to the Strategic Transaction Proposal or Community West Acquisition Transaction until the earlier of: (i) full public disclosure of such non-public information has been made and trading in the subject securities would not be a violation of applicable securities laws, or (ii) the Strategic
Transaction Proposal or Community West Acquisition Transaction has been terminated or has expired by its terms and disclosure of such non-public information is permitted under the terms of any agreement regarding the transaction and trading in the subject securities would not be a violation of applicable securities laws.

                                   ARTICLE IV

                                   TERMINATION
                                   -----------

     TERMINATION.  This  Shareholder Agreement shall automatically terminate and
     -----------
be of no further force or effect if the Agreement is terminated in accordance with the terms thereof, except as to any breach of this Shareholder Agreement by the Shareholder occurring prior to the date of such termination. The representations and warranties set forth in Article II and the covenants and agreements of Articles III and V hereof shall survive the termination of this Shareholder Agreement and the Closing.

                                    ARTICLE V

                                  MISCELLANEOUS
                                  -------------

     5.1     EXPENSES.  Each  party  hereto shall pay its own costs and expenses
             --------
in connection with this Shareholder Agreement and the transactions covered and contemplated hereby; provided, however, that nothing contained herein shall preclude the payment of the Shareholder's expenses in connection with the negotiation and documentation of this Shareholder's Agreement by Community West.

     5.2     NOTICES,  ETC.     All  communications  required or permitted to be
             -------------
given hereunder shall be in writing and shall be deemed to have been duly given to the appropriate parties if delivered in person (professional carrier acceptable) or by United States mail, certified and with return receipt requested, or otherwise actually delivered:

          (a) If to the Shareholder, to the address set forth on Schedule I attached hereto.

               With  a  copy  to:

               Community  West  Bancshares
               5827  Hollister  Avenue
               Goleta,  California  93117
               Attn:     Llewellyn  W.  Stone
                         President  and  Chief  Executive  Officer

               With a copy to:  Horgan,  Rosen,  Beckham  &  Coren,  LLP
                                21700  Oxnard  Street,  Suite  1400
                                Los  Angeles,  California  91365
                                Attn: Arthur A. Coren, Professional Corporation
                                FAX:  (818)  340-6190

          (b)     If  to  Palomar

               Palomar  Savings  &  Loan  Association
               355  West  Grand  Avenue
               Escondido,  California  92025
               Attn:  Mr.  James  M.  Rady

               With  a  copy  to:  Higgs,  Fletcher  &  Mack,  LLP
                                   401  West  A  Street,  Suite  2000
                                   San  Diego,  California  92101
                                   Attn:  Kurt  L.  Kicklighter,  Esq.

or such other address as any party may have furnished in writing to the other parties.

     5.3     ENTIRE  AND  SOLE AGREEMENT.  The making, execution and delivery of
             ---------------------------
this Shareholder Agreement by the parties hereto have not been induced by any representations, statements, warranties or agreements other than those expressed herein and in the Agreement. This Shareholder Agreement and the Agreement embody the entire understanding of the parties, and there are no further or other agreements or understandings, whether written or oral, in effect among the parties relating to the subject matter hereof, unless expressly referred to by reference herein.

     5.4     SUCCESSORS  AND  ASSIGNS.  Except  as  otherwise  provided  in this
             ------------------------
Shareholder Agreement, all covenants and agreements of the parties contained in this Shareholder Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

     5.5     GOVERNING  LAW.  This  Shareholder Agreement shall be construed and
             --------------
enforced in accordance with and governed by the laws of the State of California. Each party hereto hereby submits to the jurisdiction of the courts of the County of Santa Barbara for the purpose of any suit, action or other proceeding arising out of such party's obligations under or with respect to this Agreement.

     5.6     COUNTERPARTS.  This  Shareholder  Agreement  may  be  executed
             ------------
simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.7     AMENDMENT,  SUPPLEMENT  AND WAIVER.  This Shareholder Agreement may
             ----------------------------------
be amended or supplemented, and compliance with the provisions hereof may be waived only by an instrument in writing signed by the party against which enforcement of such amendment, supplement or waiver of compliance is sought.

     5.8     HEADINGS.  The  headings  in  this  Shareholder  Agreement  are for
             --------
purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     5.9     SPECIFIC  PERFORMANCE.  It  is  recognized and agreed that monetary
             ---------------------
damages will not compensate the parties hereto for nonperformance by any party. Accordingly, each party agrees that his or her obligation shall be enforceable by a court order requiring specific performance.

     5.10     SEVERAL  OBLIGATIONS.  All  duties  and  obligations  of  the
              --------------------
Shareholder executing this Shareholder Agreement shall be several and not joint with the duties and obligations of other Shareholders executing similar Shareholder Agreements with Palomar.

     IN WITNESS WHEREOF, the parties hereto have caused this Shareholder Agreement to be duly executed as of the date first above written.

SHAREHOLDER                   PALOMAR  SAVINGS  &  LOAN  ASSOCIATION

     James  R.  Sims,  Jr.    By:   /s/  James  M.  Rady
--------------------------          --------------------
     (Name)                         James  M.  Rady
                              Its:  President  and  Chief  Executive  Officer
/s/  James  R.  Sims,  Jr.
--------------------------
     (Signature)

                                   SCHEDULE 1


NAME  OF  SHAREHOLDER:             James  Sims
                                   -----------

ADDRESS  OF  SHAREHOLDER:          389  Valley  Vista  Dr.
                                   -----------------------

                                   Camarillo,  CA  93010
                                   ---------------------


CERTIFICATE  NUMBER         NUMBER OF SHARES     REGISTERED  OWNER(S)
-------------------         ----------------     --------------------

                             7,784               James  R.  Sims,  Jr.
          Warrants             464               James  R.  Sims,  Jr.


DESCRIBE  ANY  LIENS:
---------------------

None

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